Exhibit 10.2
THE CHUBB CORPORATION
LONG-TERM INCENTIVE PLAN (2009)
DEFERRED STOCK UNIT AGREEMENT
     DEFERRED STOCK UNIT AGREEMENT, dated as of April 28, 2009, by and between The Chubb Corporation (the “Corporation”) and • (the “Participant”), pursuant to The Chubb Corporation Long-Term Incentive Plan (2009) (the “Plan”). Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan. If any provision of this Agreement conflicts with any provision of the Plan (as either may be interpreted from time to time by the Committee), the Plan shall control.
     WHEREAS, pursuant to the provisions of the Plan, the Participant has been granted Deferred Stock Units; and
     WHEREAS, the Participant and the Corporation desire to enter into this Agreement to evidence and confirm the grant of such Deferred Stock Units on the terms and conditions set forth herein.
     NOW, THEREFORE, the Participant and Corporation agree as follows:
     1. Grant of Deferred Stock Units. Pursuant to the provisions of the Plan, the Corporation on the date set forth above (the “Grant Date”) has granted and hereby evidences the grant to the Participant, subject to the terms and conditions set forth herein and in the Plan, of an award of 2,481 Deferred Stock Units (the “Award”).
     2. Restrictions on Transfer. Until settlement of the Deferred Stock Units in accordance with Section 5 or Section 7, the Deferred Stock Units may not be sold, assigned, hypothecated, pledged, or otherwise transferred or encumbered in any manner except (i) by will or the laws of descent and distribution or (ii) to a Permitted Transferee (as defined in Section 11(c) of the Plan) with the permission of, and subject to such conditions as may be imposed by, the Committee.
     3. No Rights as a Shareholder. Until shares of Stock are issued, if at all, in satisfaction of the Corporation’s obligations under this Award, in accordance with Section 5 or 7, the Participant shall have no rights as a shareholder.

     4. Dividend Equivalents. Without limiting the generality of the foregoing, until settlement of the Deferred Stock Units in accordance with Section 5 or 7, as soon as practicable after dividends are paid on the Stock, the Participant shall be paid an amount in cash equal to the amount of dividends paid on that number of shares of the Stock as is equal to the number of the Participant’s Deferred Stock Units. In any event, such payments shall be made by the March 15th following the year in which the actual dividends are paid on shares of Stock.
     5. Settlement of Deferred Stock Units. The Corporation shall deliver to the Participant that number of shares of Stock as is equal to the number of Deferred Stock Units covered by the Award within 90 days after the earlier of (i) death, (ii) Disability, or (iii) Separation from Service. Notwithstanding the immediately preceding sentence, but subject to such terms and conditions as the Committee may specify, if the Participant shall have filed an election with the Corporation (and on a form acceptable to the Committee) not later than the December 31 preceding the Grant Date, the shares of Stock deliverable in respect of Deferred Stock Units shall be issued at such later time as shall be specified in such election. Notwithstanding anything in this Agreement to the contrary, if the Participant’s service on the Board of Directors is terminated for Cause, as determined by the Committee (or if the Committee determines that the Participant resigned from the Board of Directors in anticipation of being removed for Cause), the Participant shall forfeit any and all rights in respect of the Deferred Stock Units covered by the Award and such Deferred Stock Units shall be immediately forfeited and cancelled without further action by the Corporation or the Participant as of the date of such termination of service.
     6. Adjustment in Capitalization. In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below fair market value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Award, then the Committee shall, in such manner as the Committee may deem equitable (in its sole discretion), adjust any or all of the number and kind of units subject to this Award and/or, if deemed appropriate, make provision for a cash payment to the person holding this Award, provided, however, that, unless the Committee determines otherwise, the number of Deferred Stock Units subject to this Award shall always be a whole number.
     7. Change in Control. Notwithstanding Section 5 of this Agreement, Section 9 of the Plan shall apply in the event of a Change in Control.
     8. Acceleration. The Committee shall have the sole discretion to accelerate the settlement of the Award, or a portion thereof, in an amount that is necessary to reflect payment of state, local, or foreign tax obligations arising from the Award, and any related federal income tax withholding, before it has settled.
     9. Notice. Any notice given hereunder to the Corporation shall be addressed to The Chubb Corporation, Attention Secretary, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, and any notice given hereunder to the Participant shall be addressed to the participant at the Participant’s address as shown on the records of the Corporation.
     10. Governing Law. The Award and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New Jersey (without reference to the principles of conflicts of law).
     11. Signature in Counterpart. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.
     12. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Corporation and the Participant and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Corporation or the Participant or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
     13. Amendment. The Committee may affirmatively act to amend, modify, or terminate this Agreement at any time prior to payment in any manner not inconsistent with the terms of the Plan. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would have a materially adverse effect on the Participant’s rights under such Award, whether in whole or in part. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend an Award if it determines such amendment is necessary or advisable for the Corporation to comply with applicable law (including Section 409A of the Code), regulation, rule, or accounting standard. As soon as is administratively practicable following the date of any such amendment to this Agreement, the Corporation shall notify the Participant of the amendment; provided, however, that failure to provide such notice shall not invalidate or otherwise impair the enforceability of such amendment.
     14. Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the Corporation by its duly authorized officer, and the Participant have executed this Agreement in duplicate as of the day and year first above written.

THE CHUBB CORPORATION
By:
Secretary

By:
Participant